UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Sypris Solutions, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To Our Stockholders:

This letter supplements our Proxy Statement dated March 25, 2005.

On March 21, 2005, we issued a Press Release and filed a report on Form 8-K with the Securities and Exchange Commission to announce that Robert B. Sanders, recently named as Group Vice President for our Electronics Group, has also been named President of Sypris Electronics. Mr. Sanders will replace James G. Cocke, who previously served in that role and who has resigned.

Mr. Sanders, age 47, previously served as General Manager and Site Executive for the Defense & Space Electronics Systems division of Honeywell since 2000. While at Honeywell, he was responsible for the successful introduction of new products for use in bomber, fighter and helicopter programs with the Boeing Company, Northrop Grumman and Lockheed Martin. From 1997 to 2000, Mr. Sanders served as Deputy Director Product Development for ITT Industries, a diversified engineering and manufacturing company with expertise in defense electronics and services. Mr. Sanders holds a Bachelor of Arts Degree in Management/Aeronautics from Dowling College and is a former Naval Aviator with the United States Marine Corps, where he served in various missions including in support of Desert Shield and Desert Storm.

John R. McGeeney

General Counsel and Secretary

March 25, 2005